TRUSTEE’S DISTRIBUTION STATEMENT	Exhibit 99.1

TO THE HOLDERS OF:
Corporate Bond-Backed Certificates
Series 1998-CAT-1
Class A-1 Certificates
CUSIP NUMBER: 219-87H-AQ8

in accordance with the Standard Terms and Conditions of Trust, The Bank of New York Mellon, (formerly known as The Bank of New York) as trustee submits the following cash basis statement for the period ending :         March 01, 2016

INTEREST ACCOUNT
Balance as of September 01, 2015		$0.00
Scheduled Income received on securities		$275,033.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$272,033.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of March 01, 2016	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of September 01, 2015		$0.00
Scheduled Principal payment received on securities		$1,568,717.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,568,717.00
Distribution to Swap Counterparty	$0.00
Balance as of March 01, 2016	Subtotal	$0.00
	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF:             March 01, 2016

$50,000,000 7.375% Debentures

Issued by

CATERPILLAR INC

CUSIP# : 149-123-BE0